Exhibit 99.1

HANSEN MEDICAL ANNOUNCES NEED TO RESTATE PRIOR FINANCIAL RESULTS

MOUNTAIN VIEW, Calif., October 19, 2009 – Hansen Medical, Inc. (Nasdaq: HNSN) today announced that it plans to restate its financial statements for the year ended December 31, 2008 and for the quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009 in order to correct certain errors, some of which arose from potential irregularities occurring outside of the accounting department, regarding the timing of revenue recognition on the sale of some of its Sensei® Robotic Catheter Systems. Through June 30, 2009 Hansen shipped 68 systems based on valid customer purchase orders for which revenue was recognized. Hansen has received full payment for all but two of these systems. Of these two systems, Hansen has not been paid for one system on which it recognized revenue in the quarter ended June 30, 2009 and to date has received partial payment of $320,000 on the sale of a system to a distributor on which it recognized revenue in the quarter ended March 31, 2009. An investigation by Hansen’s audit committee, with the assistance of independent outside counsel, has identified systems for which revenue should have been recognized in a later period than the period in which it was recognized and revenue on a smaller number of systems that should have been reflected as deferred revenue on Hansen’s balance sheet as of June 30, 2009. As software is more than incidental to the functioning of the Sensei system, Hansen’s revenue recognition policy is based on American Institute of Certified Public Accountants, Statement of Position 97-2, Software Revenue Recognition.

Hansen’s review is ongoing so it is not yet able to estimate the extent and timing of adjustments that will be required to its financial statements. The ultimate findings of Hansen’s ongoing review and the impact of these matters on Hansen’s results of operations as previously reported is not yet known. Hansen is working diligently towards completing the restatement and filing its quarterly report on Form 10-Q for the period ended September 30, 2009.

Hansen is filing with the Securities and Exchange Commission a Current Report on Form 8-K with further information on these matters.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, Calif., develops products and technology using robotics for the accurate positioning, manipulation and control of catheters and catheter-based technologies. Its first product, the Sensei® Robotic Catheter system, is a robotic navigation system that enables clinicians to place mapping catheters in hard-to-reach anatomical locations within the heart easily, accurately and with stability during complex cardiac arrhythmia procedures. The Sensei system is compatible with fluoroscopy, ultrasound, 3D surface map and patient electrocardiogram data and was cleared by the U.S. Food and Drug Administration (FDA) in May 2007 for manipulation and control of certain mapping catheters in Electrophysiology (EP) procedures. The safety and effectiveness of the Sensei system for use with cardiac ablation catheters in the treatment of cardiac arrhythmias, including atrial fibrillation (AF), have not been established. In the European Union, the Sensei system is cleared for use during EP procedures, such as guiding catheters in the treatment of AF. Additional information can be found at www.hansenmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Hansen’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, statements about Hansen’s intention to restate its financial statements, the type and extent of matters reflected in such restated financial statements, and statements containing the words “plan,” “expects,” “believes,” “goal,” “estimate,” and similar words. Hansen intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the time necessary to complete Hansen’s investigation and review; the final conclusions of Hansen’s audit committee, board of directors and independent registered public accounting firm concerning matters related to revenue recognition and other potential adjustments to its financial statements following the completion of the investigation and review; the review and audit by Hansen’s independent registered public accounting firm of Hansen’s financial statements; the risk that these activities will not be completed before the deadline for filing Hansen’s quarterly report on Form 10-Q for the quarter ended September 30, 2009; and other risks more fully described in the “Risk Factors” section of Hansen’s quarterly report on Form 10-Q for the quarter ended June 30, 2009 filed with the Securities and Exchange Commission on August 6, 2009.

“Hansen Medical”, “Hansen Medical Heart Design”, “Hansen Medical & Heart Design”, and “Sensei” are registered trademarks and “Artisan” is a trademark of Hansen Medical, Inc., in the United States and other countries.

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Investor Contact:	News Media Contact:
Steven Van Dick	Amy Cook
650.404.5800	925.552.7893
steve_vandick@hansenmedical.com	amy_cook@hansenmedical.com

Lasse Glassen
Financial Relations Board
213.486.6546
lglassen@mww.com

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